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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 25, 1997


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached Press Release Relative to Home Bancorp Reporting Second-Quarter FY 1997 Earnings Dividend Declared.

================================================================================

                                  NEWS RELEASE

================================================================================

Home Bancorp                                            Date      April 25, 1997
                                                        ------------------------
132 EAST BERRY STREET   P.O. BOX 989                    Contact   W. Paul Wolf
FORT WAYNE, INDIANA 46801-0989                          ------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027


                                  HOME BANCORP
                     Reports Second-Quarter FY 1997 Earnings
                                Dividend Declared

FORT WAYNE, Indiana, -- April 25, 1997 -- Home Bancorp (Nasdaq: HBFW), the holding company for Home Loan Bank, today reported net income of $800,000 for second quarter fiscal year 1997 ended March 31, 1997, compared to $665,000 for the same period a year ago. A major contributing factor of the quarterly net earnings increase is attributable to the Federal Deposit Insurance Corporation
(FDIC) deposit insurance premium reduction. The net income for fiscal year 1997 six months ended March 31, 1997 was $1,451,000, an increase of 12%, compared to $1,294,000 for the prior year like period. The return on average assets for six months ended March 31, 1997 was 0.89%, as the prior year like period represented 0.83%. The return on average equity was 6.33% for the six months ended March 31, 1997, compared to 4.88% for March 31, 1996 period.

Net loans quarterly increase was 1.7 percent or $4.3 million at March 31, 1997, compared to 2.5 percent net loan increase of $6.2 million at the prior quarter ended December 31, 1996. The net loans receivable at quarter ended March 31, 1997 was $260.8 million, compared with the prior quarter ended December 31, 1996 net loans of $256.5 million.

The second quarter fiscal year 1997 provision for loan losses was $600, representing $5,400 less than the prior year period charge of $6,000. The Company's March 31, 1997 leading asset quality indicator ratio of non-performing assets ($296,033) to total assets of 0.09% compared most favorably with the 1996 national peer group ratio of 0.86% and the central region thrifts of 0.55%.

The allowance for loan losses of $1,386,789 remained almost constant from the prior year allowance at March 31, 1996 representing $1,384,357. There were no charge-offs on loans during the fiscal year 1997 six months ended March 31, 1997. The reserve (Allowance for Loan Losses) coverage is at 468.5% of non-performing loans.

Home Bancorp at March 31, 1997 had total assets of $327.8 million compared with prior quarter ended December 31, 1996 assets of $325.2 million; March 31, 1997 deposits of $278.8 million compared with $271.2 million at September 30, 1996; and March 31, 1997 stockholders' equity of $45.7 million (representing a book value of $17.43 per share) compared with stockholders' equity of $46.7 million (representing a book value of $16.91 per share) at September 30, 1996. The stockholders' equity decrease can be attributed to the stock repurchase program.

On April 15, 1997 the Board of Directors declared a cash dividend, the fifth consecutive quarterly dividend, of $0.05 per share payable on June 19, 1997 to stockholders of record on May 30, 1997.

Home Loan Bank fsb, the wholly-owned subsidiary of Home Bancorp, was established in 1893. Home Loan Bank currently operates nine full service banking offices serving Fort Wayne (7), Decatur (1), and New Haven (1), Indiana.

         Home Bancorp (Nasdaq)
                  Quarter March 31:                     1997              1996
         --------------------------                     ----              ----
         Net Income . . . . . . . . . . .             $800,000          $665,000
         Share Earns: Net Income  . . . .                 0.33              0.22


                       Holding Company for Home Loan Bank